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                                                                     EXHIBIT 8.2

                     [WINSTEAD SECHREST & MINICK LETTERHEAD]


                                  June 16, 1998



Alvin Bancshares, Inc.
P.O. Box 1906
Alvin, Texas 77512-1906

         Re: Merger of Alvin Bancshares, Inc., a Texas corporation ("ABI"), with and into Union Planters Holding Corporation, a Tennessee corporation ("UP Holding")

Dear Sirs:

         You have requested our opinion concerning certain issues relating to the federal income taxation of the proposed merger (the "Merger") of ABI with and into UP Holding, a wholly owned subsidiary of Union Planters Corporation, a Tennessee corporation ("UPC"), pursuant to that certain Agreement and Plan of Merger dated as of March 18, 1998 by and among ABI, UPC, and UP Holding (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings as defined in the Agreement.

BASIS OF OPINION

         Our opinion is based upon (1) the assumptions listed below, and (2) our review of the following documents:

                  1. the Agreement;

                  2. a form of a Certificate of Officer of Alvin Bancshares, Inc. attached as Exhibit A;

                  3. a form of a Certificate of Officer of Union Planters Corporation attached as Exhibit B; and

                  4. such other documents relating to the Merger as we have deemed necessary or appropriate.



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Alvin Bancshares, Inc.
June 16, 1998
Page 2



Except for the review of such documents, we have not undertaken any independent investigation of any matters material to the opinion expressed herein, the truth or completeness of any warranty or representation contained in any of the documents listed above, or the validity of any of the assumptions listed below.

         In rendering our opinion, we have assumed (1) that the Certificate of Officer of Alvin Bancshares, Inc. and the Certificate of Officer of Union Planters Corporation will be executed and delivered to us on behalf of ABI and UPC, respectively, in substantially the forms as attached hereto, at or prior to the Effective Time of the Merger, (2) that each of the warranties, representations, and statements made in each of the documents referred to above are complete and accurate and will be complete and accurate as of the Effective Time of the Merger, (3) that the Agreement correctly and completely embodies the terms of the Merger and that the Merger will be effected as provided in the Agreement, (4) the authenticity of all documents submitted to us as originals,
(5) the conformity to the originals of all documents submitted to us as photostatic, certified, or conformed copies, and (6) the due authorization, execution, and delivery of all of the documents referred to above.

         The opinion expressed herein is rendered as of the date hereof and is based upon the existing Internal Revenue Code of 1986, as amended (the "Code"), existing final and proposed Treasury regulations promulgated pursuant thereto ("Regulations"), existing published Revenue Rulings, Revenue Procedures, and other announcements issued by the Internal Revenue Service, and existing judicial and administrative decisions and rulings, all of which are subject to change.

OPINION

         Based on and subject to the documents, assumptions, qualifications, and limitations set forth herein, it is our opinion that:

                  1. the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code;

                  2. ABI, UPC and UP Holding will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  3. no gain or loss will be recognized by the ABI shareholders who exchange all of their common stock of ABI ("ABI Common Stock") solely for shares of UPC common stock, together with associated "Preferred Share Rights" ("UPC Common Stock") pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in the UPC Common Stock);

                  4. the aggregate tax basis of the UPC Common Stock received by ABI shareholders who exchange all of their ABI Common Stock solely for UPC Common Stock


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Alvin Bancshares, Inc.
June 16, 1998
Page 3



         pursuant to the Merger (including any fractional shares for which cash is received) will be the same as the aggregate tax basis of the ABI Common Stock surrendered in exchange therefor;

                  5. the holding period of UPC Common Stock received by ABI shareholders in the Merger (including any fractional shares for which cash is received) will include the period during which the shares of ABI Common Stock surrendered in exchange therefor were held, provided that the ABI Common Stock was held as a capital asset by the holder at the Effective Time; and

                  6. neither ABI, UPC nor UP Holding will recognize gain or loss as a consequence of the Merger.

LIMITATIONS ON OPINION

         Our opinion is limited to that expressly stated herein. The opinion expressed herein represents only our legal judgment, and has no binding effect or official status of any kind. No assurance can be given that the Internal Revenue Service would concur in the conclusion reached in this opinion or that the conclusion reached in this opinion would be sustained by a court if contested by the Internal Revenue Service. Any contest or challenge to a tax position taken by a participant in the Merger could have material adverse tax consequences to such participant.

         Our opinion is limited to that expressly set forth above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, we express no opinion as to any estate, gift, excise, state, local, or foreign tax consequences of the Merger. In particular, we express no opinion regarding: (1) the amount, existence, or availability after the Merger of any of the federal income tax attributes of UPC, UP Holding or ABI (including, without limitation, net operating loss carryovers, if any, of UPC, UP Holding or ABI); (2) the tax consequences of any disposition of stock of UPC; or (3) the tax treatment of any disposition of any stock of ABI in any transaction other than in exchange for UPC stock pursuant to the Merger.


EFFECT OF CHANGES

         The opinion expressed herein is based upon the documents, representations, decisions, rulings, Code, Regulations, and Internal Revenue Service publications referred to above, all as of the date of this letter. No opinion can be expressed at this time as to the likelihood of any change, amendment, modification, or repeal of, or addition to, any such decisions, rulings, Code, Regulations, or Internal Revenue Service publications, or as to the possible impact on the tax treatment of the Merger or the participants in the Merger of any such change or any change in the


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Alvin Bancshares, Inc.
June 16, 1998
Page 4



documents or representations or facts underlying the assumptions referred to above. Any such change could adversely affect the tax treatment of the Merger and the participants in the Merger, and could have retroactive effect. We undertake no responsibility to advise you of any changes to any such documents, representations, decisions, rulings, Code, Regulations, Internal Revenue Service publications, or facts, or as to the impact, if any, of any such change on the tax treatment of the Merger or the participants in the Merger.

REGISTRATION STATEMENT

         In addition to your request for our opinion on the specific issues of federal income tax law addressed above, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by UPC in connection with the Merger on or about June 16, 1998 (the "Registration Statement"). We have reviewed the discussion entitled "Material Federal Income Tax Consequences of the Merger" contained in the Registration Statement and believe, based on and subject to the documents, assumptions, qualifications, and limitations set forth herein, that such information fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to ABI and its shareholders as a result of the Merger. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Winstead Sechrest & Minick P.C.

                                   WINSTEAD SECHREST & MINICK P.C.



lsd



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                                   EXHIBIT "A"


                            CERTIFICATE OF OFFICER OF
                             ALVIN BANCSHARES, INC.


         The undersigned officer of ALVIN BANCSHARES, INC. ("ABI"), in the undersigned's capacity as an officer of ABI, hereby represents to Winstead Sechrest & Minick P.C. on behalf of ABI in connection with the proposed merger of ABI with and into Union Planters Holding Corporation ("UP Holding"), a Tennessee corporation and a wholly owned subsidiary of Union Planters Corporation, a Tennessee corporation ("UPC"), pursuant to that certain Agreement and Plan of Merger dated as of March 18, 1998 among ABI, UPC, and UP Holding (the "Merger"), that the following statements are true as of the date of this Certificate and will be true as of the effective time of the Merger unless the undersigned provides a written statement to Winstead Sechrest & Minick P.C. to the contrary prior to the effective time of the Merger:

         1. The Merger will be effected for bona fide business purposes.

         2. The persons who held shares of ABI prior to any sale, exchange, or other disposition (a "Transfer") of ABI stock in connection with or in contemplation of the Merger (the "Historic ABI Shareholders") (1) prior to the Merger will not have Transferred a number of shares of ABI stock, and (2) have no plan or intention to Transfer a number of shares of UPC stock received in the Merger, that singly or in the aggregate would cause the Historic ABI Shareholders to own a number of shares of UPC stock having a value, as of the date of the Merger, of less than 50% of the value, as of the date of the Merger, of the stock of ABI held by the Historic ABI Shareholders prior to any Transfer of ABI stock prior to the Merger in connection with or in contemplation of the Merger.

         3. ABI will pay its own expenses incurred in connection with the Merger.

         4. There is no intercorporate indebtedness existing between UPC and ABI or between UP Holding and ABI that was issued, acquired, or will be settled at a discount.

         5. ABI is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended.

         6. The fair market value of the UPC stock received by each ABI shareholder will be approximately equal to the fair market value of the ABI stock surrendered in exchange therefor.

         7. UP Holding will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by ABI immediately prior to the Merger, taking into account amounts paid for Merger expenses by ABI as assets of ABI immediately prior to the Merger.

          8. On the date of the Merger, the fair market value of the assets of ABI transferred to UP Holding will equal or exceed the sum of its liabilities assumed by UP Holding, plus the amount of liabilities, if any, to which the transferred assets are subject.


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         9.  ABI is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended.

         10. The Merger will be the product of bona fide arm's length negotiations.

         11. The liabilities of ABI assumed by UP Holding and the liabilities to which the transferred assets of ABI are subject were incurred by ABI in the ordinary course of its business.


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         The undersigned acknowledges that Winstead Sechrest & Minick P.C. will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger and in rendering its opinion relating to certain federal income tax consequences of the Merger.

         DATED:  June     , 1998.
                      ----


                                  ------------------------------------------
                                  JAMES F. EUBANK, II, Chairman of the Board and President of Alvin Bancshares, Inc.






























                   [SIGNATURE PAGE TO CERTIFICATE OF OFFICER]


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                                   EXHIBIT "B"

                            CERTIFICATE OF OFFICER OF
                           UNION PLANTERS CORPORATION


         The undersigned officer of UNION PLANTERS CORPORATION ("UPC"), in the undersigned's capacity as an officer of UPC, hereby represents to Winstead Sechrest & Minick P.C. on behalf of UPC in connection with the proposed merger of Alvin Bancshares, Inc., a Texas corporation ("ABI"), with and into Union Planters Holding Corporation, a Tennessee corporation and a wholly owned subsidiary of UPC ("UP Holding"), pursuant to that certain Agreement and Plan of Merger dated as of March 18, 1998 among ABI, UPC, and UP Holding (the "Merger"), that the following statements are true as of the date of this Certificate and will be true as of the effective time of the Merger unless the undersigned provides a written statement to Winstead Sechrest & Minick P.C. to the contrary prior to the effective time of the Merger:

         1. The Merger will be effected for bona fide business purposes.

         2. Prior to the Merger, UPC will own stock of UP Holding possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of UP Holding.

         3. Following the Merger, UP Holding will not issue additional shares of its stock that will result in UPC failing to own stock of UP Holding possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of UP Holding.

         4. UPC has no plan or intention to reacquire any of its stock issued in the Merger.

         5. UPC has no plan or intention to: (1) liquidate UP Holding; (2) merge UP Holding with or into another corporation; (3) sell or otherwise dispose of the stock of UP Holding except for transfers of stock to corporations controlled by UPC; or (4) cause UP Holding to sell or otherwise dispose of any of its assets or any of the assets acquired from UP Holding, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by UP Holding.

         6. Following the Merger, UP Holding will continue the historic business of ABI or use a significant portion of ABI's business assets in a business.

         7. UPC and UP Holding will each pay its own expenses incurred in connection with the Merger. Neither UPC nor UP Holding will pay any expenses incurred in connection with the Merger by ABI or any shareholder of ABI.

         8. There is no intercorporate indebtedness existing between UPC and ABI or between UP Holding and ABI that was issued, acquired, or will be settled at a discount.



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         9.  Neither UPC nor UP Holding is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

         10. The fair market value of the UPC stock received by each ABI shareholder will be approximately equal to the fair market value of the ABI stock surrendered in exchange therefor.

         11. Following the Merger, UP Holding will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by ABI immediately prior to the Merger, taking into account amounts paid for Merger expenses by ABI as assets of ABI immediately prior to the Merger.

         12. The Merger will be the product of bona fide arm's length negotiations.

         13. No stock of UP Holding will be issued in the Merger.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]


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         The undersigned acknowledges that Winstead Sechrest & Minick P.C. will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger and in rendering its opinion relating to certain federal income tax consequences of the Merger.

         DATED:                     , 1998.
               ---------------------





                                 ---------------------------,

                                 ---------------------------
                                                            of
                                 ---------------------------
                                 Union Planters Corporation





                   [SIGNATURE PAGE TO CERTIFICATE OF OFFICER]